UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2012

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

605 East Huntington Drive, Suite 205 Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

(626) 775-3400
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Green Dot Corporation ("Green Dot") has consolidated its sales, marketing and product functions under the leadership of Chief Revenue Officer Kostas Sgoutas. The move is intended to improve communication and collaboration across the revenue organization. Mr. Sgoutas had previously held the position of Chief Product Officer / Executive Vice President of Non-retail Customer Acquisition. As a result, Eric Duehring, Chief Marketing Officer, Executive Vice President of Retail Customer Acquisition, is no longer serving in such capacity with Green Dot effective as of March 2, 2012.
“After recent executive leadership changes, it became clear that the company's revenue functions are best served under a more centralized structure, and so we acted swiftly to put that arrangement into place," stated Steve Streit, Green Dot's Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ JOHN C. RICCI
John C. Ricci
General Counsel and Secretary

Date: March 5, 2012